UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2006
INSURANCE AUTO AUCTIONS, INC.
(Exact name of registrant as specified in its charter)

Illinois (State or Other Jurisdiction of Incorporation)	033-43247 (Commission File Number)	95-3790111 (IRS Employer Identification No.)
Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154
(Address of principal executive offices) (Zip Code)
(708) 492-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.
On November 27, 2006, Insurance Auto Auctions, Inc. (the “Company”) received a Notice of Default (the “Notice”) from Wells Fargo Bank, N.A. (“Wells Fargo”) with respect to its 11% Senior Notes due 2013 (the “Notes”). Wells Fargo serves as the trustee for the holders of the Notes. Under the terms of the indenture governing the Notes, the Company has an obligation to file, within the time period specified in Securities and Exchange Commission (“SEC”) rules and regulations, all quarterly reports that would be required to be filed with the SEC if the Company were required to file such reports. According to the Notice, the Company’s failure to timely file its Quarterly Report on Form 10-Q (the “Form 10-Q”) for the period ended September 24, 2006 will constitute an Event of Default under the indenture unless the Company files the Form 10-Q within sixty (60) days from the date of the Notice. If the Company fails to file the Form 10-Q within the prescribed time period and an Event of Default occurs, the holders of the Notes may accelerate the payment of the outstanding balance due under the Notes, which amount would become immediately due and payable in full. The face value of the Notes is $150.0 million.
The Company previously reported on a Form 12b-25, dated November 9, 2006, that the filing of the Form 10-Q has been delayed for the reasons stated therein. The Company is committed to completing its quarterly review process and filing the Form 10-Q as soon as practicable.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 1, 2006	INSURANCE AUTO AUCTIONS, INC.
/s/ Scott P. Pettit
Scott P. Pettit
Chief Financial Officer

3